MARTEK REVENUES ($ millions)



*Boulder, CO
* Columbia, MD
*Winchester, KY
*Kingstree, SC
4.50
'93
3.00
'94
2.20
'95
4.00
'96
4.40
'97
6.90
'98
6.10
'99
9.70
'00
18.80
'01
46.10
'02
114.70
'03

History of Martek

1985	Spun-off from Martin Marietta – NASA Funded Prgm.
1993	Completed IPO
1995	Acquired Winchester, KY plant for DHA/ARA
1997	DHA/ARA fortified pre-term IF introduced
1999	Mgmt. in place with big pharma (Merck) experience
	DHA/ARA fortified term IF introduced
2001	FDA GRAS status
2002	U.S. Launched, Purchased OmegaTech
	Profitability in Q4
2003	Profitable, Purchased FermPro, Expansion

Investment Thesis Multiple potential markets: >$250M each Patent protection and regulatory approval Gross profit margin potential > 50% Low cost infrastructure - SG&A and R&D

Benefits of DHA & ARA (Long Chain Polyunsaturated Fatty Acids) DHA & ARA Together support infant brain & eye development DHA - Omega 3 Promising research regarding role of DHA in these areas: Reduction of mothers' risk for postpartum depression Lowering of cardiovascular & Syndrome-X risks Lowering age-related dementia risks Additional research in these areas needed

Martek's DHA and its Advantage MARTEK'S DHA Derived from algae Fermentation Production EU, FDA, W-W approvals Extensive clinical testing Protected by U.S. and international patents ADVANTAGE Fatty acid match to breast milk All natural / vegetarian Free of pollutants and toxins Infant formula gold standard Minimal taste and odor - optimal as food and beverage additive

Progression of Applications 12 to 36 months Current 3 to 18 months 48 months.. 36-48 months Infant formula Pregnant & Lactating Toddler Foods First foods for Adults Cardiovascular More Cardiovascular Eye Care More Food Diabetes Dementia Expanded Food Elderly

Cardiovascular Market Situation Metabolic Syndrome is a growing concern No company has developed a product or a position Recommendations by AHA, IOM, NIH / ISSFAL for Omega-3 consumption have placed physicians on the spot Cautions from AHA, FDA, and EPA concerning contamination in fish and fish oil Physicians are confused about fish and fish oil Content and consistency is a problem

Martek's DHA in Metabolic Syndrome (Syndrome-X) Solution Lowers triglycerides Raises HDL Establishes good heart rhythm Reduces marginal high blood pressure Softens hardened arteries May have favorable effect on insulin resistance

Martek's DHA Solution to Omega-3 Free of oceanic contaminants - methyl mercury, dioxins, PCBs No EPA - EPA thins blood, interacts with Aspirin, anti- inflammatories, steroids, and blood thinners Produced under GMP conditions - consistent mg amount from lot to lot Approved by the FDA for infant formula No LD 50 - free of side effects or drug interactions Expected dosage - 200mg

Manufacturing - Winchester, KY Fully integrated and developed production process > 1M liters of capacity Production process protected by patents & trade secrets Expertise in microalgal fermentation & processing > 180 employees FDA Inspected, GMP, Kosher and Halal certified

Manufacturing — Kingstree, SC

•	Purchased September 03

•	550 Acre (222 hectare) site

•	1 1/2 hrs to Charleston Container Port

•	Operational

•	Experienced workforce of >180

•	Expanding to > 2M Liters & processing

Manufacturing Arachidonic Acid (ARA) Dutch State Mines- $6 - $7 B Multinational fine chemical/fermentation company Produces Martek's ARA under Martek's patents Plants located in Italy and NJ Recent NJ plant incident (negative impact on Q3 sales) New agreement with DSM provides for a cross license of technology and a Martek production allocation

MANUFACTURING/PRODUCTION EXPANSION SUMMARY Independent production at both sites by the end of FY 04 Anticipate capital expenditures of $100M over the next 12-18 months Anticipated annual output from both sites: Current $160M By end of FY'04 $300M By mid FY'05 $500M

Other Martek Products Powerful Fluorescence Seed Oil DHA

Recent Developments Shelf registration statement filed May 21, 2004 Q2 earnings and fiscal 2004 update to be released during the conference call scheduled for the week of June 7th